Exhibit 23.1

CONSENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Form SB-2 Registration Statement of our report dated March 9, 2007, for Michael Lambert, Inc.

We also consent to the reference to our firm under the heading "Experts" appearing herein.

/s/ Malone & Bailey, PC
Malone & Bailey, PC

Houston, Texas
www.malone-bailey.com

October 4, 2007